UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400 Houston, TX	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

On June 30, 2017, WildHorse Resource Development Corporation (the “Company,” “we,” “us” and “our”) closed (the “Closing”) its acquisition of certain acreage and associated production in Burleson, Brazos, Lee, Milam, Robertson, and Washington Counties, Texas (the “Purchase”) pursuant to a Purchase and Sale Agreement (the “First Acquisition Agreement”) by and among the Company, as purchaser, and Anadarko E&P Onshore LLC (“APC”), Admiral A Holding L.P., TE Admiral A Holding L.P. and Aurora C-I Holding L.P. (collectively, “KKR” and, together with APC, the “First Sellers”), as sellers, and its acquisition of certain acreage and associated production in Burleson, Brazos, Lee, Milam, Robertson, and Washington Counties, Texas (together, with the Purchase, the “Acquisition”) pursuant to a Purchase and Sale Agreement (together, with the First Acquisition Agreement, the “Acquisition Agreements”), by and among the Company, as purchaser, and APC and Anadarko Energy Services Company (together, with APC, the “APC Subs” and together, with the First Sellers, the “Sellers”), as sellers. Further, in exchange for $435 million in cash, in connection with the Closing, the Company issued 435,000 shares of its preferred stock, par value $0.01 per share, designated as “6.00% Series A Perpetual Convertible Preferred Stock” (the “Preferred Stock”), pursuant to a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with CP VI Eagle Holdings, L.P. (the “Carlyle Investor”), an affiliate of The Carlyle Group, L.P.

Item 1.01 Entry into Material Definitive Agreement.

As conditions to the Closing, on June 30, 2017, the Company amended and restated its existing registration rights agreement (the “A&R Registration Rights Agreement”) with WHR Holdings, LLC (“WildHorse Holdings”), Esquisto Holdings, LLC (“Esquisto Holdings”), WHE AcqCo Holdings, LLC (“Acquisition Co. Holdings”) (collectively, the “Sponsoring Holders”), NGP XI US Holdings, L.P. (“NGP XI”), Jay C. Graham and Anthony Bahr (together with KKR, the Carlyle Investor, the Sponsoring Holders and any of their permitted transferees, the “Holders”) in order to grant certain registration rights to KKR and the Carlyle Investor. The Carlyle Group, L.P. indirectly owns a non-controlling revenue interest in NGP Energy Capital Management, L.L.C. (“NGP ECM”), which manages investment funds that indirectly own a majority of our outstanding common stock. Further, The Carlyle Group, L.P. and certain of its affiliates indirectly own a 55% interest in certain gross revenues of NGP ECM, is a limited partner, and is entitled to 47.5% of the carried interest from, NGP XI, and is entitled to 40% of the carried interest from NGP X US Holdings, L.P. (“NGP X US Holdings”) (without, in either case, any rights to vote or dispose of either such fund’s direct or indirect interest in us). NGP ECM manages investment funds, including NGP IX US Holdings, L.P., NGP X US Holdings and NGP XI, that collectively directly or indirectly through their equity interests in WildHorse Holdings, Esquisto Holdings and Acquisition Co. Holdings own a majority of our outstanding shares of common stock. Pursuant to the A&R Registration Rights Agreement, we have agreed to register the sale of shares of our common stock under the circumstances described below.

Demand Rights

At any time after (i) for the Sponsoring Holders, the 180 lock-up period, related to our initial public offering, or (ii) for the Carlyle Investor, the first anniversary of the date of the A&R Registration Rights Agreement, and subject to the limitations set forth below, each of the Sponsoring Holders and the Carlyle Investor (or its permitted transferees) has the right to require us by written notice to prepare and file a registration statement registering the offer and sale of a certain number of its shares of our common stock. Generally, we are required to provide notice of the request to certain other holders of our common stock who may, in certain circumstances, participate in the registration. Subject to certain exceptions, we are not obligated to effect a demand registration within 90 days after the closing of any underwritten offering of shares of our common stock. Further, we are not obligated to effect more than a total of four demand registrations for each of WildHorse Holdings, Esquisto Holdings and Acquisition Co. Holdings, and more than a total of six demand registration for the Carlyle Investor.

Subject to certain exceptions, we are also not obligated to effect any demand registration in which the anticipated aggregate offering price for our common stock included in such offering is less than $75 million. Once we are eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. We will be required to use reasonable best efforts to maintain the effectiveness of any such registration statement until all such securities registered for resale thereunder cease to be registrable securities under such agreement.

In addition, each of the Sponsoring Holders (or its permitted transferees) has the right to require us, subject to certain limitations, to effect a distribution of any or all of its shares of our common stock by means of an underwritten offering. In general, any demand for an underwritten offering (other than the first requested underwritten offering made in respect of a prior demand registration and other than a requested underwritten offering made concurrently with a demand registration) shall constitute a demand request subject to the limitations set forth above.

Piggyback Rights

Subject to certain exceptions, if at any time we propose to register an offering of common stock or conduct an underwritten offering, whether or not for our own account, then we must notify each of the Holders (or its permitted transferees) of such proposal to allow them to include a specified number of their shares of our common stock in that registration statement or underwritten offering, as applicable. KKR was made a Holder under the A&R Registration Rights Agreement for purposes of obtaining such piggyback rights.

Conditions and Limitations; Expenses

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the A&R Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Amendment

On June 30, 2017, the Company, each of WildHorse Resources II, LLC, Esquisto Resources II, LLC, WHE AcqCo., LLC, WHR Eagle Ford LLC, WildHorse Resources Management Company, LLC, Oakfield Energy LLC, Petromax E&P Burleson, LLC and Burleson Water Resources, LLC (each as a guarantor), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into a second amendment (the “Amendment”) to the Credit Agreement dated as of December 19, 2016, among the Company, the Administrative Agent and the other agents and lenders party thereto (as amended, the “Credit Agreement”).

The Amendment, among other things, modifies the Credit Agreement to (a) permit the Company to enter into the Purchase, the Acquisition, and the Preferred Stock Purchase Agreement, and perform its obligations under and in connection therewith, including the issuance of the Preferred Stock, (b) increase the Company’s borrowing base and elected commitment amount from $450 million to $650 million, (c) increase the annual cap on certain restricted payments from $50 million to $75 million, and (d) modify the definition of net debt so that certain contingent obligations, accounts payable, obligations to make deliveries in respect of advance payments, take or pay obligations, disqualified capital stock and obligations in respect of production payments are excluded from net debt for purposes of the Company’s leverage covenant.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Certain of the agents, bookrunners and lenders under the Credit Agreement and their respective affiliates have received customary fees and commissions in connection with the Purchase, the Acquisition, and the Preferred Stock and may in the future receive customary fees and commissions in connection with investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Acquisition Agreements, the Company purchased oil and gas working interests covering approximately 111,000 aggregate net acres and the associated production therefrom. The aggregate purchase price for the assets, as described in the Acquisition Agreements, consisted of the payment of an aggregate of approximately $534 million of cash to the APC Subs (the “Cash Consideration”) and the issuance of approximately 5.5 million shares of the Company’s common stock valued at approximately $61 million to KKR and/or its designated affiliates. The Company funded the Cash Consideration with borrowings under its Credit Agreement and the proceeds from the sale of the Preferred Stock. The Closing occurred on June 30, 2017.

Item 3.03 Material Modification to Rights of Security Holders.

Until conversion, the holders of the Preferred Stock will vote together with the Company’s common stock on an as-converted basis and will also have rights to vote as a separate class on certain customary matters impacting the Preferred Stock. However, the holders of the Preferred Stock are not entitled to vote with the common stock on an as-converted basis, the Preferred Stock is not convertible into the Company’s common stock and the holders of the Preferred Stock are not entitled to the board election rights described below in Item 5.03 to this Current Report on Form 8-K, which is incorporated by reference herein, until the date on which the Company has delivered written notice of both (i) the expiration of the 20-day period following the date on which the Company mails to its stockholders an information statement regarding the corporate action taken by the holders of a majority of the Company’s outstanding common stock pursuant to a written consent in connection with the issuance of the Preferred Stock and (ii) the receipt of required regulatory approvals (the “Requisite Approvals Notice Date”).

In addition, from and after the Requisite Approvals Notice Date, the Carlyle Investor as a holder of Preferred Stock is entitled to elect (i) two directors to the Company’s board of directors for so long as the Carlyle Investor or its affiliates hold Preferred Stock and shares of the Company’s common stock, including shares of common stock issuable upon the conversion of Preferred Stock, representing at least 10% of the Company’s outstanding common stock on an as-converted basis and (ii) one board seat for so long as the Carlyle Investor or its affiliates hold Preferred Stock and shares of the Company’s common stock, including shares of common stock issuable upon the conversion of Preferred Stock, representing 5% or more of the Company’s outstanding common stock on an as-converted basis.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

In connection with the Closing, and pursuant to the terms of the Preferred Stock Purchase Agreement, on June 30, 2017, the Company’s board of directors was expanded by two members and Brian A. Bernasek and Martin W. Sumner were appointed as members of the Company’s board of directors. Messrs. Bernasek and Sumner are each Managing Directors at The Carlyle Group, L.P., which manages the Carlyle Investor, the holder of the Preferred Stock. The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K regarding the Carlyle Investor’s relationship with the Company and the rights of the holders of the Preferred Stock to elect members of the board of directors, respectively, are incorporated herein by reference.

Neither Messrs. Bernasek or Sumner will receive any compensation from the Company for his service on the board of directors or is expected to serve on any committees of the board. In connection with their appointments, each of Messrs. Bernasek and Sumner entered into an indemnification agreement with the Company, which are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K, pursuant to which the Company is required to indemnify such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the indemnification agreements attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2017, the Company filed a Certificate of Designations (the “Certificate”) with the Delaware Secretary of State, which amended the Company’s amended and restated Certificate of Incorporation to create the Preferred Stock issued by the Company in connection with the Closing and is attached to this Current Report on Form 8-K as Exhibit 3.1.

The Preferred Stock ranks senior to our common stock with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution. The Preferred Stock has an initial Accreted Value (as defined in the Certificate) of $1,000 per share and is entitled to a dividend at a rate of 6% per annum on the Accreted Value payable in cash if, as and when declared by our board of directors. If a cash dividend is not declared and paid in respect of any dividend payment period, then the Accreted Value of each outstanding share of Preferred Stock will automatically be increased by the amount of the dividend otherwise payable for such dividend payment period. Any increase in the Accreted Value will, among other things, increase the number of shares of common stock issuable upon conversion of each share of Preferred Stock. The Preferred Stock also participates in dividends and distributions on our common stock on an as-converted basis. If at any time following December 30, 2019, the closing sale price of our common stock equals or exceeds 130% of the Accreted Value of such share of Preferred Stock (which will increase over time if and as dividends are not paid in cash on the Preferred Stock) divided by a conversion price of $13.90 per share of common stock (the “Conversion Price”) for at least 25 consecutive trading days, our obligation to pay dividends on the Preferred Stock shall terminate permanently.

The Preferred Stock is convertible at the option of the holders at any time after June 30, 2018 into the amount of shares of common stock per share of Preferred Stock (such rate, the “Conversion Rate”) equal to the quotient of (i) the Accreted Value in effect on the conversion date divided by (ii) the Conversion Price, subject to customary anti-dilution adjustments and customary provisions related to partial dividend periods. The holders of Preferred Stock may also convert their Preferred Stock at the Conversion Rate prior to June 30, 2018 in connection with certain change of control transactions and in connection with sales of common stock by certain of our existing shareholders.

Following June 30, 2021, the Company may cause the conversion of the Preferred Stock at the Conversion Rate, provided the closing sale price of the common stock equals or exceeds 140% of the Conversion Price for the 20 trading days ending on the date immediately prior to the date of delivery of the Company’s notice to convert and subject to certain other requirements regarding registration of the shares issuable upon conversion. Notwithstanding the foregoing, the Company shall only be permitted to deliver one conversion notice during any 180 day period and the number of shares of common stock issued upon conversion of the Preferred Stock for which such automatic conversion notice is given shall be limited to 25 times the average daily trading volume of our common stock during the 20 trading days ending on the date immediately prior to the date of delivery of the Company’s notice to convert.

If the Company undergoes certain change of control transactions, the holders of the Preferred Stock are entitled to cause the Company to redeem the Preferred Stock for cash in an amount equal to the Accreted Value, plus the net present value of dividend payments that would have been accrued as payable to the holders following the date of the consummation of such change of control and through December 30, 2019, in the case of any change of control occurring prior to December 30, 2019 (the “COC Redemption Price”). In addition, the Company has the right in connection with any such change of control transaction (i) to elect to redeem any Preferred Stock contingent upon and contemporaneously with the consummation of such change of control or (ii) to redeem any Preferred Stock following the consummation of such control that is not otherwise converted or redeemed as described in the preceding sentence and clause (i) of this sentence for cash at the COC Redemption Price.

At any time after June 30, 2022, the Company may redeem the Preferred Stock, in whole or in part, for an amount in cash equal to, per each share of Preferred Stock, (i) on or prior to the June 30, 2023, the Accreted Value multiplied by 112%, (ii) on or prior to June 30, 2024, the Accreted Value multiplied by 109% or (ii) after June 30, 2024, the Accreted Value multiplied by 106%.

Until conversion, the holders of the Preferred Stock vote together with our common stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Preferred Stock. However, the Preferred Stock is not entitled to vote with the common stock on an as-converted basis, is not convertible into our common stock and is not entitled to the board election rights described below until the Requisite Approvals Notice Date.

In addition, from and after the Requisite Approvals Notice Date, the Carlyle Investor as a holder of Preferred Stock will be entitled to elect (i) two directors to our board of directors for so long as the Carlyle Investor or its affiliates hold Preferred Stock and shares of our common stock, including shares of common stock issuable upon the conversion of Preferred Stock, representing at least 10% of our outstanding common stock on an as-converted basis and (ii) one board seat for so long as the Carlyle Investor or its affiliates hold Preferred Stock and shares of our common stock, including shares of common stock issuable upon the conversion of Preferred Stock, representing 5% or more of our outstanding common stock on an as-converted basis.

The foregoing description of the Certificate is qualified in its entirety by reference to the full text of the Certificate, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 30, 2017, the Company issued a press release announcing among other things, the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The unaudited statements of revenues and direct operating expenses for APC’s interest in the Eaglebine and Northstars oil and gas properties for the three months ended March 31, 2017 and 2016, and the audited statements of revenues and direct operating expenses for years ended December 31, 2016, 2015 and 2014, including the related notes thereto, and the independent auditors’ report related thereto, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The unaudited statements of revenues and direct operating expenses for KKR’s interest in the Eaglebine oil and gas properties for the three months ended March 31, 2017 and 2016, and the audited statements of revenues and direct operating expenses for the years ended December 31, 2016 and 2015 and the period from September 11, 2014 to December 31, 2014, including the related notes thereto, and the independent auditors’ report related thereto, are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma combined balance sheet of the Company as of March 31, 2017 and the unaudited combined pro forma statements of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016, including notes thereto, which gives effect to the Acquisition, related financing transactions and a prior significant consummated acquisition that closed in December 2016, are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits.

Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations, 6.00% Series A Perpetual Convertible Preferred Stock

4.1	Registration Rights Agreement dated June 30, 2017 by and between WildHorse Resource Development Corporation and WHR Holdings, LLC, Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, NGP XI US Holdings, L.P., Jay C. Graham, Anthony Bahr, CP VI Eagle Holdings, L.P., EIGF Aggregator LLC, TE Drilling Aggregator LLC and Aurora C-1 Holding L.P.

10.1	Second Amendment to Credit Agreement, dated June 30, 2017, by and among WildHorse Resource Development Corporation, as Borrower, each of WildHorse Resources II, LLC, Esquisto Resources II, LLC, WHE AcqCo., LLC, WHR Eagle Ford LLC, WildHorse Resources Management Company, LLC, Oakfield Energy LLC, Petromax E&P Burleson, LLC and Burleson Water Resources, LLC (each as a guarantor), Wells Fargo Bank, National Association, as Administrative Agent, BMO Harris Bank, N.A., as Syndication Agent, the Lenders party thereto and the other parties party thereto

10.2	Indemnification Agreement (Brian A. Bernasek)

10.3	Indemnification Agreement (Martin W. Sumner)

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

99.1	Press release dated June 30, 2017

99.2	Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2016, 2015 and 2014 (audited) and the three months ended March 31, 2017 and 2016 (unaudited)

99.3	Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2016 and 2015 (audited), the period from September 11, 2014 to December 31, 2014 (audited) and the three months ended March 31, 2017 and 2016 (unaudited)

99.4	WildHorse Resource Development Corporation’s Unaudited Pro Forma Combined Financial Statements as of March 31, 2017 and for the three months ended March 31, 2017 and year ended December 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

July 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, 6.00% Series A Perpetual Convertible Preferred Stock

4.1	Registration Rights Agreement dated June 30, 2017 by and between WildHorse Resource Development Corporation and WHR Holdings, LLC, Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, NGP XI US Holdings, L.P., Jay C. Graham, Anthony Bahr, CP VI Eagle Holdings, L.P., EIGF Aggregator LLC, TE Drilling Aggregator LLC and Aurora C-1 Holding L.P.

10.1	Second Amendment to Credit Agreement, dated June 30, 2017, by and among WildHorse Resource Development Corporation, as Borrower, each of WildHorse Resources II, LLC, Esquisto Resources II, LLC, WHE AcqCo., LLC, WHR Eagle Ford LLC, WildHorse Resources Management Company, LLC, Oakfield Energy LLC, Petromax E&P Burleson, LLC and Burleson Water Resources, LLC (each as a guarantor), Wells Fargo Bank, National Association, as Administrative Agent, BMO Harris Bank, N.A., as Syndication Agent, the Lenders party thereto and the other parties party thereto

10.2	Indemnification Agreement (Brian A. Bernasek)

10.3	Indemnification Agreement (Martin W. Sumner)

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

99.1	Press release dated June 30, 2017

99.2	Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2016, 2015 and 2014 (audited) and the three months ended March 31, 2017 and 2016 (unaudited)

99.3	Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2016 and 2015 (audited), the period from September 11, 2014 to December 31, 2014 (audited) and the three months ended March 31, 2017 and 2016 (unaudited)

99.4	WildHorse Resource Development Corporation’s Unaudited Pro Forma Combined Financial Statements as of March 31, 2017 and for the three months ended March 31, 2017 and year ended December 31, 2016